UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (date of earliest event reported):  June 14, 2007

GEOKINETICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33460	94-1690082
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

One Riverway, Suite 2100
Houston, Texas 77056
(Address of principal executive offices)

(713) 850-7600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02               Termination of a Material Definitive Agreement

On June 14, 2007, Geokinetics Inc., a Delaware corporation (the “Company”), redeemed all of its Second Priority Senior Secured Floating Rate Notes due 2012 (the “Notes”), at an aggregate redemption price of $113.3 million, which was equal to the outstanding principal amount of the Notes of $110.0 million plus a premium of $3.3 million, which was equal to 3% of the outstanding principal amount of the Notes, along with accrued, but unpaid interest to, but excluding, the redemption date.

The Notes were issued pursuant to an Indenture, dated as of December 15, 2006 (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee, a copy of which was attached as Exhibit 10.2 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on December 21, 2006.  The Company’s redemption of the Notes terminates the Company’s obligations under the Indenture.  A press release announcing the redemption of the Notes is attached hereto as Exhibit 99.1.

Item 9.01               Financial Statements and Exhibits

(c)	Exhibits

	99.1	Press Release, dated June 18, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOKINETICS INC.

Date: June 20, 2007	By:	/s/ Scott A. McCurdy
Scott A. McCurdy
Vice President and Chief Financial Officer